                                                                   EXHIBIT 10.33

================================================================================



                                  $235,000,000

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                                  SALTON, INC.
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                              LEHMAN BROTHERS INC.,
                                  AS ARRANGER,

                               FIRSTAR BANK, N.A.,
                              AS SYNDICATION AGENT,

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT

                                       AND

                              FLEET NATIONAL BANK,
                             AS DOCUMENTATION AGENT



                         DATED AS OF SEPTEMBER 26, 2000




================================================================================

                                TABLE OF CONTENTS


                                                                                          Page(s)

SECTION 1.    DEFINITIONS......................................................................1
     1.1      Defined Terms....................................................................1
     1.2      Other Definitional Provisions...................................................28

SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS.................................................29
     2.1      Term Loan Commitments...........................................................29
     2.2      Procedure for Term Loan Borrowing...............................................29
     2.3      Repayment of Term Loans.........................................................29
     2.4      Revolving Credit Commitments....................................................29
     2.5      Procedure for Revolving Credit Borrowing........................................30
     2.6      Repayment of Loans; Evidence of Debt............................................30
     2.7      Commitment Fees, etc............................................................31
     2.8      Termination or Reduction of Commitments; Increase of Commitments................32
     2.9      Optional Prepayments............................................................33
     2.10     Mandatory Prepayments and Revolving Credit Commitment Reductions................33
     2.11     Conversion and Continuation Options.............................................35
     2.12     Minimum Amounts and Maximum Number of Eurodollar Tranches.......................35
     2.13     Interest Rates and Payment Dates................................................36
     2.14     Computation of Interest and Fees................................................36
     2.15     Inability to Determine Interest Rate............................................37
     2.16     Pro Rata Treatment and Payments.................................................37
     2.17     Requirements of Law.............................................................39
     2.18     Taxes...........................................................................40
     2.19     Indemnity.......................................................................41
     2.20     Illegality......................................................................42
     2.21     Change of Lending Office........................................................42

SECTION 3.    LETTERS OF CREDIT...............................................................42
     3.1      L/C Commitment..................................................................42
     3.2      Procedure for Issuance of Letter of Credit......................................43
     3.3      Fees and Other Charges..........................................................44
     3.4      L/C Participations..............................................................44
     3.5      Reimbursement Obligation of the Borrower........................................45
     3.6      Obligations Absolute............................................................46
     3.7      Letter of Credit Payments.......................................................47
     3.8      Applications....................................................................47
     3.9      Toastmaster or Sonex as Additional Account Parties..............................47
     3.10     Letters of Credit Denominated in Available Foreign Currencies...................47

SECTION 4.    REPRESENTATIONS AND WARRANTIES..................................................48
     4.1      Financial Condition.............................................................48
     4.2      No Change.......................................................................48


     4.3      Corporate Existence; Compliance with Law........................................48
     4.4      Corporate Power; Authorization; Enforceable Obligations.........................49
     4.5      No Legal Bar....................................................................49
     4.6      No Material Litigation..........................................................49
     4.7      No Default......................................................................50
     4.8      Ownership of Property; Liens....................................................50
     4.9      Intellectual Property...........................................................50
     4.10     Taxes...........................................................................50
     4.11     Federal Regulations.............................................................50
     4.12     Labor Matters...................................................................51
     4.13     ERISA...........................................................................51
     4.14     Investment Company Act; Other Regulations.......................................51
     4.15     Subsidiaries....................................................................51
     4.16     Use of Proceeds.................................................................52
     4.17     Environmental Matters...........................................................52
     4.18     Accuracy of Information, etc....................................................53
     4.19     Security Documents..............................................................53
     4.20     Solvency........................................................................53
     4.21     Senior Indebtedness.............................................................54
     4.22     Representations and Warranties in Existing Credit Agreement.....................54

SECTION 5.    CONDITIONS PRECEDENT............................................................54
     5.1      Conditions to Initial Extension of Credit.......................................54
     5.2      Conditions to Each Extension of Credit..........................................56

SECTION 6.    AFFIRMATIVE COVENANTS...........................................................57
     6.1      Financial Statements............................................................57
     6.2      Certificates; Other Information.................................................58
     6.3      Payment of Obligations..........................................................59
     6.4      Conduct of Business and Maintenance of Existence, etc...........................59
     6.5      Maintenance of Property; Insurance..............................................60
     6.6      Inspection of Property; Books and Records; Discussions..........................60
     6.7      Notices.........................................................................60
     6.8      Environmental Laws..............................................................61
     6.9      Additional Collateral, etc......................................................61
     6.10     Further Assurances..............................................................63

SECTION 7.    NEGATIVE COVENANTS..............................................................63
     7.1      Financial Condition Covenants...................................................63
     7.2      Limitation on Indebtedness......................................................64
     7.3      Limitation on Liens.............................................................65
     7.4      Limitation on Fundamental Changes...............................................67
     7.5      Limitation on Disposition of Property...........................................67
     7.6      Limitation on Restricted Payments...............................................68
     7.7      Limitation on Capital Expenditures..............................................68
     7.8      Limitation on Investments.......................................................68
     7.9      Limitation on Optional Payments and Modifications of Debt Instruments, etc......69



     7.10     Limitation on Transactions with Affiliates......................................69
     7.11     Limitation on Sales and Leasebacks..............................................70
     7.12     Limitation on Changes in Fiscal Periods.........................................70
     7.13     Limitation on Negative Pledge Clauses...........................................70
     7.14     Limitation on Restrictions on Subsidiary Distributions..........................70
     7.15     Limitation on Lines of Business.................................................70

SECTION 8.    EVENTS OF DEFAULT...............................................................71

SECTION 9.    THE ADMINISTRATIVE AGENT........................................................74
     9.1      Appointment.....................................................................74
     9.2      Delegation of Duties............................................................74
     9.3      Exculpatory Provisions..........................................................74
     9.4      Reliance by Administrative Agent................................................75
     9.5      Notice of Default...............................................................75
     9.6      Non-Reliance on Administrative Agent and Other Lenders..........................76
     9.7      Indemnification.................................................................76
     9.8      Administrative Agent in Its Individual Capacity.................................77
     9.9      Successor Administrative Agent..................................................77
     9.10     Authorization to Release Liens..................................................77
     9.11     The Arranger; the Documentation Agent...........................................78
     9.12     Release of Liens in Connection with Permitted Receivables Securitization........78

SECTION 10.   MISCELLANEOUS...................................................................78
     10.1     Amendments and Waivers..........................................................78
     10.2     Notices.........................................................................79
     10.3     No Waiver; Cumulative Remedies..................................................80
     10.4     Survival of Representations and Warranties......................................80
     10.5     Payment of Expenses.............................................................80
     10.6     Successors and Assigns; Participations and Assignments..........................81
     10.7     Adjustments; Set-off............................................................84
     10.8     Counterparts....................................................................84
     10.9     Severability....................................................................84
     10.10    Integration.....................................................................85
     10.11    GOVERNING LAW...................................................................85
     10.12    Submission To Jurisdiction; Waivers.............................................85
     10.13    Acknowledgments.................................................................85
     10.14    Confidentiality.................................................................86
     10.15    Accounting Charges..............................................................86
     10.16    Restricted Subsidiaries.........................................................87
     10.17    WAIVERS OF JURY TRIAL...........................................................87
     10.18    Delivery of Lender Addenda......................................................87
     10.19    Effect of Amendment and Restatement of the Existing Credit Agreement............87
     10.20    Effectiveness of Revolving Credit Commitment Increases..........................88

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 26, 2000, among SALTON, INC., a Delaware corporation (formerly known as Salton/Maxim Housewares, Inc) (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor, arranger and book runner (in such capacity, the "Arranger"), FIRSTAR BANK, N.A., as syndication agent (in such capacity, the "Syndication Agent"), LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"), and FLEET NATIONAL BANK, as documentation agent (in such capacity, the "Documentation Agent").


                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Borrower is a party to the $160,000,000 Second Amended and Restated Credit Agreement, dated as of December 10, 1999, as amended by the First Amendment, dated as of May 31, 2000 (the "Existing Credit Agreement"), with the Administrative Agent and the Lenders parties thereto, pursuant to which such Lenders have agreed to extend, and have extended, credit to the Borrower;

                  WHEREAS, the Borrower has requested certain amendments to the Existing Credit Agreement to, among other things, increase, by $75,000,000, the amount of the credit facilities made available thereunder and to amend certain of the terms applicable thereto;

                  WHEREAS, to effect the requested amendments, the Existing Credit Agreement will be amended and restated in its entirety; and

                  WHEREAS, in connection with the amendment and restatement of the Existing Credit Agreement, the term loans outstanding thereunder will be repaid in full, and new Term Loans will be made hereunder;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that on the Third Amendment and Restatement Effective Date, the Existing Credit Agreement will be amended and restated in its entirety as follows:


                             SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "Account Debtor": any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                  "Accounts": all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to the Borrower arising out of the sale of goods by the Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                  "Acquisition Agreements": collectively, the Foreman Acquisition Agreement, the Perlmutter Acquisition Agreement and the Srednick Acquisition Agreement.

                  "Adjustment Date": as defined in the Pricing Grid.

                  "Advance Rate": (i) with respect to Eligible Accounts, 80%;
         (ii) with respect to Eligible Inventory, 60%.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate then unpaid principal amount of such Lender's Term Loans and (b) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Aggregate Funded Exposure": at any time, the sum of (a) the aggregate principal amount of Term Loans outstanding at such time plus
         (b) the aggregate principal amount of Revolving Credit Loans outstanding at such time plus (c) the aggregate undrawn and unreimbursed face amount of all Letters of Credit at such time.

                  "Agreement": this Third Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": with respect to Loans under each Facility, the rate per annum determined for such Facility pursuant to the Pricing Grid.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e) or (i) of Section 7.5, and excluding any such Disposition permitted by clause (h) of Section 7.5 to the extent that the aggregate amount of Net Cash Proceeds of all such Dispositions permitted by such clause (h) does not exceed $3,000,000) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000.

                  "Assignee": as defined in Section 10.6(c).

                  "Assignor": as defined in Section 10.6(c).

                  "Available Foreign Currencies": euro, Italian Lira, Deutsche Mark and any other available and freely-convertible non-U.S. Dollar currency selected by the Borrower as the currency in which a Letter of Credit issued hereunder is to be denominated and approved by the Administrative Agent and the Issuing Lender that is requested to issue such Letter of Credit.

                  "Available Revolving Credit Borrowing Base": at any time, the difference of (a) the Borrowing Base, minus (b) the aggregate principal amount of Term Loans then outstanding.

                  "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
         (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans for which the rate of interest is based upon the Base Rate.

                  "Benefitted Lender": as defined in Section 10.7.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrowing Base": on any date of determination, the sum (without duplication) of (a) (x) Eligible Accounts of the Borrower and the Restricted Subsidiaries on such date times (y) the applicable Advance Rate, plus (b) (x) Eligible Inventory of the Borrower and the Restricted Subsidiaries on such date times (y) the applicable Advance Rate; provided, that at no time shall (b) constitute more than 50% of the Borrowing Base. The Borrowing Base will be computed monthly by the Borrower; provided that, with respect to each of the months of July, August and September, the Borrowing Base will be computed by the Borrower on the Business Day next following the fifteenth calendar day of such month and on the last Business Day of such month.

                  "Borrowing Base Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit E.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business": as defined in Section 4.17.

                  "Business Day": (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause
         (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "C/D Assessment Rate": for any day as applied to any Base Rate Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any Base Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the

         Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 of the Existing Credit Agreement were satisfied, which date occurred on January 7, 1999.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, the sum of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                  "Commitment Fee Rate": the rate per annum determined pursuant to the Pricing Grid.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Concentrated Account": the Highly Concentrated Accounts and the Accounts identified as Concentrated Accounts on Schedule 1.1.

                  "Confidential Information Memorandum": The Confidential Information Memorandum dated August, 2000 and furnished to the initial Lenders in connection with the syndication of the Facilities.

                  "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) up to $3,500,000 in the aggregate of charges relating to the Agreement and Plan of Merger, dated as of August 26, 1998, pursuant to which the Borrower acquired Toastmaster and (g) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. For purposes of calculating Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for any period, (a) the Consolidated EBITDA of any Person (other than a Person which becomes an Unrestricted Subsidiary upon the acquisition thereof) acquired by the Borrower or its Restricted Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition occurred on the first day of such period), if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (i) have been previously provided to the Administrative Agent and the Lenders and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent and (b) the Consolidated EBITDA of any Person Disposed of by the Borrower and its Restricted Subsidiaries during such period shall be excluded (assuming such Disposition occurred on the first day of such period).

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) cash income taxes paid or to be paid by the Borrower or any of its Restricted Subsidiaries on a consolidated basis in respect of such period and (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Restricted Subsidiaries (including scheduled principal payments in respect of the Term Loans).

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, total interest expense (including interest expense attributable to Capital Lease Obligations) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with
         GAAP).

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary.

                  "Consolidated Senior Debt": all Consolidated Total Debt other than Subordinated Debt.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP. Consolidated Total Debt on any date shall in any event include an amount equal to the amount of Indebtedness relating to any Permitted Receivables Securitization consummated by the Borrower or any of its Subsidiaries (or, in the event such Permitted Receivables Securitization is structured such that no Indebtedness is deemed incurred under GAAP, the amount that would constitute Indebtedness if such Permitted Receivables Securitization were structured as a loan secured by the receivables that are the subject of such Permitted Receivables Securitization).

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Continuing Directors": the directors of the Borrower on the Third Amendment and Restatement Effective Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Convertible Preferred Stock": the Borrower's Series A Convertible Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "Eligible Accounts": those Accounts created by the Borrower and its Subsidiaries in the ordinary course of business that arise out of the Borrower's sale of goods or rendition of services, that strictly comply with all of the Borrower's representations and warranties to the Administrative Agent (including, without limitation, the representation and warranty that such Accounts are subject to a perfected first priority lien in favor of the Administrative Agent), and that are and at all times shall continue to be reasonably acceptable to the Administrative Agent in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by the Administrative Agent in the Administrative Agent's reasonable credit judgment. Eligible Accounts shall not include the following:

                  (a) Accounts that the Account Debtor has failed to pay within
         (1) one hundred twenty (120) days of invoice date for Accounts with selling terms of thirty (30) days or (2) Accounts which the Account Debtor has failed to pay within one hundred eighty (180) days of invoice date, or within ninety days (90) days after the due date of the invoice, and (ii) all Accounts owed by an Account Debtor that has failed to pay fifty percent (50%) or more of its Accounts owed to the Borrower within the periods set forth in clauses (i) and (ii) as applicable;

                  (b) Accounts with respect to which the Account Debtor is an officer, employee, Affiliate, or agent of the Borrower;

                  (c) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account debtor may be conditional;

                  (d) Accounts with respect to which the Account Debtor is not a resident of the United States or Canada, and which are not either (i) covered by credit insurance in form and amount, and by an issuer, satisfactory to the Administrative Agent, or (ii) supported by one or more letters of credit that are assignable by their terms and have been delivered to the Administrative Agent in an amount, of a duration, and issued by a financial institution, acceptable to the Administrative Agent;

                  (e) Accounts with respect to which the Account Debtor is the United States or any department, agency, or instrumentality of the United States except for Accounts not subject to the Armed Services Procurement Regulations or any other government regulation either prohibiting the assignment of Accounts or requiring special procedures for perfection of the assignment of Accounts, unless, in each case, all actions required for perfection have been taken;

                  (f) Accounts with respect to which the Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to the Borrower but excluding cooperative advertising between the Borrower and an Account Debtor;

                  (g) Accounts with respect to an Account Debtor (other than Concentrated Accounts) whose total obligations owing to the Borrower exceed ten percent (10%) of all Eligible Accounts, to the extent the obligations owing by such Account Debtor are in excess of such percentage; Accounts with respect to a Concentrated Account whose total obligations owing to the Borrower exceed twenty percent (20%) of all Eligible Accounts, to the extent the obligations owing by such Concentrated Accounts are in excess of such percentage, except that any one (1) of the following may be true at any time: (A) total obligations owing to the Borrower with respect to any two (2) Concentrated Account (other than Highly Concentrated Accounts) may exceed twenty percent (20%) at any time in the aggregate but shall not exceed thirty percent (30%) in the aggregate, or (B) total obligations with respect to one
         (1) of the Highly Concentrated Accounts may exceed twenty percent (20%) at any time but shall not and does not exceed thirty percent (30%) at any time, or (C) Accounts with respect to any two (2) of the Highly Concentrated Accounts may exceed twenty percent (20%) at any time but shall not, aggregated together, exceed fifty percent (50%) at any time;

                  (h) Accounts with respect to which the Account Debtor disputes liability or makes any material claim with respect thereto, or is subject to any proceeding of the type described in Section 8(f), or becomes insolvent, or goes out of business;

                  (i) That portion of Accounts which have been rebilled to Account Debtors as a result of the failure of the Account Debtor to pay invoices representing the Account in full;

                  (j) Accounts the collection of which the Administrative Agent, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                  (k) Accounts that are payable in other than United States Dollars;

                  (l) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by the Borrower of the subject contract for goods or services; and

                  (m) Accounts pledged, transferred or sold in connection with a Permitted Receivables Securitization.

                  "Eligible Inventory": Inventory (net of reserves for slow moving inventory in an amount acceptable to the Administrative Agent) consisting of finished goods held for sale in the ordinary course of the Borrower's business, that are located at the Borrower's premises or such other locations as identified on Schedule 4.19(a) and replacement parts and accessories inventory located at the Borrower's premises or such other locations as identified on Schedule 4.19(a), or "In Transit Inventory," which is acceptable to the Administrative Agent in all respects, and strictly complies with all of the Borrower's representations and warranties to the Administrative Agent. Eligible Inventory shall not include obsolete items, restrictive or custom items, work-in-process, components that are not part of finished goods, Estimated Defects and Net Returns in transit outside the United States, spare parts, packaging and shipping materials, supplies used or consumed in the Borrower's business, Inventory at any location other than those set forth on Schedule 4.19(a), Inventory subject to a security interest or lien in favor of any third Person, bill and hold goods, Inventory that is not subject to the Administrative Agent's perfected security interests, defective goods, "seconds," and Inventory acquired on consignment. Eligible Inventory shall be valued at the lower of the Borrower's cost on a Landed Cost basis or market value. As of the date hereof the amount acceptable to the Administrative Agent as a reserve for slow moving inventory is 1.25% of the Borrower's Eligible Inventory.

                  "Estimated Defects": Net Returns being held by the Borrower pending return to the manufacturer.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as

         "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "Eurodollar Loans": Loans for which the rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income,
         (iii) decreases in Consolidated Working Capital for such fiscal year,
         (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower less (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income,
         (ii) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans and other Funded Debt during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and
         (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower.

                  "Excess Cash Flow Application Date": as defined in Section 2.10(c).

                  "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Existing Credit Agreement": as defined in the recitals to this Agreement.

                  "Existing Fleet Letters of Credit": as defined in Section 3.1(d).

                  "Existing LaSalle Letters of Credit": as defined in Section 3.1(d).

                  "Facility": each of (a) the Term Loan Commitments and the Term Loans made thereunder (the "Term Loan Facility") and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

                  "Federal Funds Effective Rate"; for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "FEMA": the Federal Emergency Management Agency, or any similar successor agency of the federal government.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Foreman Acquisition Agreement": the Agreement, dated as of July 1, 1999, between George Foreman and the Borrower.

                  "Foreman Security Agreement": the Trademark Security Agreement, dated as of July 1, 1999, between George Foreman and the Borrower.

                  "Foreman Subordination Agreement": the Subordination Agreement, dated as of July 1, 1999, among George Foreman, the Administrative Agent and the Borrower.

                  "FQ1", "FQ2 ", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower. (e.g., FQ1 2000 means the first fiscal quarter of the Borrower's 2000 fiscal year, which ends September 30, 2000).

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Collateral Agreement": the Second Amended and Restated Guarantee and Collateral Agreement executed and delivered by the Borrower and each Subsidiary Guarantor on the Closing Date, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hazardous Materials": all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity"; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

                  "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Highly Concentrated Accounts": the accounts identified as such on Schedule 1.1.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables and account payables incurred in the ordinary course of such Person's business),
         (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above;
         (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of
         Section 8(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any mandatorily redeemable preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries; with respect to the Borrower, such term shall include, without limitation, the Borrower's cash payment obligations under the Foreman Acquisition Agreement, the Perlmutter Acquisition Agreement and the Srednick Acquisition Agreement.

                  "Indemnified Liabilities": as defined in Section 10.5.

                  "Indemnitee": as defined in Section 10.5.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar

         Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (n) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (i) any Interest Period that would otherwise extend beyond the Scheduled Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iii) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "In Transit Inventory": Eligible Inventory purchased by the Borrower where the Borrower has legal title but the goods have not been received by the Borrower at one of its locations and entered into its perpetual inventory system.

                  "Inventory": all present and future inventory in which the Borrower has any interest, including goods held for sale and all of the Borrower's present and future raw materials (but excluding any Hazardous Materials), work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

                  "Investments": as defined in Section 7.8.

                  "Issuing Lender": (a) with respect to the Existing LaSalle Letters of Credit, LaSalle Bank National Association, (b) with respect to the Existing Fleet Letters of Credit, Fleet National Bank and (c) with respect to any Letters of Credit issued hereunder after the Third Amendment and Restatement Effective Date, any Revolving Credit Lender selected by the Borrower with the consent of such Revolving Credit Lender, in its capacity as issuer of any Letter of Credit.

                  "Landed Costs": the Borrower's "book cost" (on a "FIFO" basis in accordance with GAAP) for Eligible Inventory purchased by the Borrower from a Person as opposed to the actual amount paid by the Borrower to said Person and the Borrower's book cost may include tax, freight and duty.

                  "L/C Commitment": $25,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum in Dollars (determined, with respect to any obligation denominated in any Available Foreign Currency, at the U.S. Dollar Equivalent of such obligation) of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

                  "Lehman Entity": Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).

                  "Letter of Credit": as defined in Section 3.1(a).

                  "Lender Addendum": with respect to each Lender becoming a party hereto on the Third Amendment and Restatement Effective Date, a Lender Addendum, substantially in the form of Exhibit J, executed and delivered by such Lender as provided in Section 10.18.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents, and the Notes.

                  "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving

         Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

                  "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                  "Margin Stock": as defined in Regulation U.

                  "Margin Stock Restriction": any restriction, contained in any agreement or other arrangement between the Borrower and/or any of its Restricted Subsidiaries, on the one hand, and any Agent or Lender or any affiliate thereof, on the other hand, on the right or ability of the Borrower or any Restricted Subsidiary to sell, pledge or otherwise Dispose of any Restricted Margin Stock.

                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mortgages": each of the mortgages and deeds of trust, if any, made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders (which mortgages and/or deeds of trust shall be in form and substance reasonably satisfactory to the Administrative Agent), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Average Senior Debt": on any date, the average of the amount of Consolidated Senior Debt outstanding (net of cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries) on the last day of each of the twelve consecutive calendar months ended prior to the date of such determination (or, if fewer than twelve months have elapsed between the Closing Date and the date of such determination, then on the Closing Date and the last day of each such month).

                  "Net Average Senior Debt Ratio": as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Net Average Senior Debt on such day to (b) Consolidated EBITDA for such period.

                  "Net Average Total Debt": on any date, the average of the amount of Consolidated Total Debt outstanding (net of cash and Cash Equivalents held by the

         Borrower and its Restricted Subsidiaries) on the last day of each of the twelve consecutive calendar months ended prior to the date of such determination (or, if fewer than twelve months have elapsed between the Closing Date and the date of such determination, then on the Closing Date and the last day of each such month).

                  "Net Average Total Debt Ratio": as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Net Average Total Debt on such day to (b) Consolidated EBITDA for such period.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event or any Permitted Receivables Securitization, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event or Permitted Receivables Securitization, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event of Permitted Receivables Securitization (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Net Returns": inventory previously sold that has been returned to warehouses designated and owned, leased or otherwise controlled by the Borrower and its Subsidiaries for investigation and/or repair of claimed defects.

                  "New Lender Supplement": a New Lender Supplement, substantially in the form of Exhibit M.

                  "Non-Excluded Taxes": as defined in Section 2.18(a).

                  "Non-U.S. Lender": as defined in Section 2.18(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Offered Increase Amount": as defined in Section 2.8(b).

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 10.6(b).

                  "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Perlmutter Acquisition Agreement": the Agreement, dated as of July 1, 1999, between Sam Perlmutter and the Borrower.

                  "Permitted Acquisition": any acquisition by the Borrower or any of its Subsidiaries of all of the Capital Stock of, or all or substantially all of the assets constituting a business unit of, any other Person so long as, with respect to any such acquisition, the following conditions are satisfied:

                  (A) no Default or Event of Default shall have occurred and be continuing or would result from such acquisition;

                  (B) after giving effect to such acquisition, the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1;

                  (C) the acquisition shall conform with the Borrower's stated management strategy as in effect on the Closing Date, and the target of such acquisition shall be in the same or a similar line of business, including the housewares business, as the Borrower and its Subsidiaries;

                  (D) the aggregate consideration for such acquisition shall not exceed $40,000,000;

                  (E) the target of such acquisition either (a) shall have had positive consolidated net income before interest, taxes, depreciation and amortization, determined in accordance with GAAP ("EBITDA") for the four consecutive fiscal quarters of such target most recently ended prior to the date of such acquisition, or (b) shall have had positive pro forma EBITDA for such period (giving effect to such cost savings as can be documented in accordance with Regulation S-X under the Securities Act of 1933, as amended); and

                  (F) the Borrower shall have performed reasonable and customary due diligence with respect to such acquisition and the target thereof, including with respect to environmental matters.

                  "Permitted Investors": Centre Capital Investors II, L.P., Centre Capital Tax-Exempt Investors II, L.P., Centre Capital Offshore Investors II, L.P., The State Board of Administration of Florida, Centre Parallel Management Partners, L.P., and Centre Partners Coinvestment, L.P.

                  "Permitted Receivables Securitization": any transaction or series of related transactions providing for the securitization of any Accounts yielding Net Cash Proceeds not exceeding $20,000,000; provided that any such transaction shall be consummated pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Preferred Stock Purchase Agreement": the Stock Purchase Agreement, dated July 27, 1998, by and among the Borrower and the Purchasers named therein, consisting of Centre Capital Investors II, L.P., certain of its affiliates and certain investment vehicles or investors managed or advised by such affiliates.

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Projections": as defined in Section 6.2(c).

                  "Properties": as defined in Section 4.17.

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

                  "Reference Lender": Deutsche Bank AG New York Branch or any successor.

                  "Register": as defined in Section 10.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time and any successor law, rule or regulation having similar effect to all or a portion thereof.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.10 as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

                  "Required Lenders": at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

                  "Restricted Margin Stock": all Margin Stock owned by the Borrower and its Restricted Subsidiaries to the extent that the market value thereof constitutes more than 25% of the value of the assets of the Borrower and its Subsidiaries which constitute Collateral and/or which are subject to the restrictions of Sections 7.3, 7.4 or 7.5.

                  "Restricted Payments": as defined in Section 7.6.

                  "Restricted Subsidiary": each Subsidiary of the Borrower other than an Unrestricted Subsidiary.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans, and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, in the case of a Lender that becomes a Revolving Credit Lender pursuant to an Assignment and Acceptance or a New Lender Supplement, on Schedule 1 to such Assignment and Acceptance or New Lender Supplement, as the case may be, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Total Revolving Credit Commitments as of the Third Amendment and Restatement Effective Date will be $160,000,000.

                  "Revolving Credit Commitment Increase Notice": as defined in
         Section 2.8(b).

                  "Revolving Credit Commitment Increase Supplement": a Revolving Credit Commitment Increase Supplement, substantially in the form of Exhibit N.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which is the holder of Revolving Credit Loans.

                  "Revolving Credit Loans": as defined in Section 2.4.

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

                  "Revolving Credit Termination Date": the earlier of (a) the Scheduled Revolving Credit Termination Date and (b) the date on which the Term Loans shall be paid in full.

                  "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

                  "Salton Hong Kong": Salton Hong Kong Ltd., a Hong Kong company.

                  "Scheduled Revolving Credit Termination Date": January 7,
         2004.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, any Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the Obligations and all liabilities of any Loan Party under any Loan Document.

                  "Seller Note": the $15,000,000 aggregate principal amount subordinated note of the Borrower made to Windmere-Durable Holdings, Inc. in connection with the Stock Agreement, dated as of May 6, 1998, among the Borrower, Windmere-Durable Holdings, Inc., and others.

                  "Seller Subordinated Debt": unsecured Indebtedness of the Borrower incurred in connection with any Permitted Acquisition and initially owing to the seller in such Permitted Acquisition; provided, that (a) such Indebtedness shall be subordinated, pursuant to subordination provisions reasonably acceptable to the Administrative Agent and such provisions shall be no less favorable to the Lenders than the subordination provisions of the existing subordinated debt, to the obligations of the Borrower under this Agreement and the other Loan Documents, (b) such Indebtedness shall not be guaranteed by any Subsidiary of the Borrower (provided, that such Indebtedness may be guaranteed by the Subsidiary acquired in such Permitted Acquisition, if the obligations of such Subsidiary under such guarantee are subordinated to the obligations of such Subsidiary under the Loan Documents pursuant to subordination provisions reasonably acceptable to the Administrative Agent), (c) the other terms and conditions of such Indebtedness are reasonably acceptable to the Administrative Agent (and in any event such Indebtedness shall mature no less than one year after the final maturity date of the Term Loans and shall have covenants no more restrictive than those set forth herein) and (d) after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall be in existence.

                  "Senior Subordinated Note Indenture": the Indenture, dated as of December 16, 1998, between the Borrower and Norwest Bank Minnesota, National Association, as trustee, pursuant to which the Senior Subordinated Notes were issued.

                  "Senior Subordinated Notes": the 10-3/4% Senior Subordinated Notes due 2005 of the Borrower, in the aggregate principal amount of $125,000,000.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Change of Control": a "Change of Control", as defined in the Senior Subordinated Note Indenture.

                  "Srednick Acquisition Agreement": the Agreement, dated as of July 1, 1999, between Michael Srednick and the Borrower.

                  "Standard Flood Hazard Determination Form": Form 81-93 or any successor or replacement thereof developed by FEMA pursuant to Section 528 of the National Flood Insurance Reform Act of 1994 (42 U.S.C. 1365(a)), for determining whether a building or structure is located in an area identified as an area having special flood hazard, whether flood insurance is required and whether flood insurance is available under 42 U.S.C. 4001, et seq.

                  "Subordinated Debt": the Seller Note, the Senior Subordinated Notes and the Indebtedness of the Borrower and its Subsidiaries pursuant to the Foreman Acquisition

         Agreement, the Perlmutter Acquisition Agreement and the Srednick Acquisition Agreement.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

                  "Term Loan": as defined in Section 2.1.

                  "Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender or, as the case may be, in
         Schedule 1 to the Assignment and Acceptance pursuant to which such Lender acquired such commitment. The original aggregate amount of the Term Loan Commitments on the Third Amendment and Restatement Effective Date is $75,000,000.

                  "Term Loan Lender": each Lender which has a Term Loan Commitment or is the holder of a Term Loan.

                  "Term Loan Percentage": as to any Term Loan Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Third Amendment and Restatement Effective Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

                  "Third Amendment and Restatement Effective Date": the date on which each of the conditions precedent specified in Section 5.1 shall have been satisfied.

                  "Toastmaster": Toastmaster Inc., a Missouri corporation.

                  "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

                  "Transferee": as defined in Section 10.14.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (current version), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "Unrestricted Margin Stock": all Margin Stock owned by the Borrower and its Restricted Subsidiaries other than Restricted Margin Stock.

                  "Unrestricted Subsidiary": any Subsidiary of the Borrower which is designated as an Unrestricted Subsidiary pursuant to Section 10.16.

                  "U.S. Dollar Equivalent": on any date with respect to an amount denominated in any currency other than Dollars, the equivalent on such date in Dollars of such amount determined by the Administrative Agent by reference to such publicly-available sources as the Administrative Agent shall reasonably select.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

         1.2      Other Definitional Provisions.

         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) Each reference to the "Credit Agreement" in any Loan Document shall be deemed to be a reference to this Third Amended and Restated Credit Agreement.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1      Term Loan Commitments.

                  Subject to the terms and conditions hereof, the Term Loan Lenders severally agree to make term loans (each, a "Term Loan") to the Borrower on the Third Amendment and Restatement Effective Date in an amount for each Term Loan Lender not to exceed the amount of the Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

         2.2      Procedure for Term Loan Borrowing.

                  The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Third Amendment and Restatement Effective Date) requesting that the Term Loan Lenders make the Term Loans on the Third Amendment and Restatement Effective Date. The Term Loans made on the Third Amendment and Restatement Effective Date shall initially be Base Rate Loans, and no Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is 30 days after the Third Amendment and Restatement Effective Date. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Third Amendment and Restatement Effective Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent.

         2.3      Repayment of Term Loans.

                  The Term Loan of each Lender shall mature in 16 consecutive quarterly installments, payable on the last Business Day in each of the Borrower's fiscal quarters, commencing on March 31, 2001, with the last installment payment on December 31, 2004, each such installment to be in an amount equal to such Lender's Term Loan Percentage of $4,687,500.

         2.4      Revolving Credit Commitments.

         (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the lesser of (i) the amount of such Lender's Revolving Credit Commitment minus the amount of such Lender's Revolving Credit Commitment percentage of Consolidated Total Debt at such time attributable to Permitted Receivables Securitizations and (ii) such Lender's Revolving Commitment Percentage of the Available Revolving Credit Borrowing Base then in effect. During the Revolving Credit

Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

         (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

         (c) Revolving Credit Loans made under (and as defined in) the Existing Credit Agreement prior to the Third Amendment and Restatement Effective Date and outstanding on such date shall constitute Revolving Credit Loans hereunder.

         2.5      Procedure for Revolving Credit Borrowing.

                  The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

         2.6      Repayment of Loans; Evidence of Debt.

         (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

         (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit I-1 or I-2, respectively, with appropriate insertions as to date and principal amount.

         2.7      Commitment Fees, etc.

         (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

         (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

         2.8      Termination or Reduction of Commitments; Increase of
Commitments.

         (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

         (b) In the event that the Borrower wishes to increase the aggregate Revolving Credit Commitments at any time when no Default or Event of Default has occurred and is continuing, it shall notify the Administrative Agent in writing of the amount (the "Offered Increase Amount") of such proposed increase (such notice, a "Revolving Credit Commitment Increase Notice"). The Borrower shall offer each of the Lenders the opportunity to participate in its Revolving Credit Percentage of the Offered Increase Amount pursuant to paragraph
(c) below and if any Lender, in its sole discretion, elects not to participate in its portion of the Offered Increase Amount, the Borrower may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), offer one or more additional banks or financial institutions the opportunity to participate in such portion of the Offered Increase Amount pursuant to paragraph (d) below. The Borrower or, if requested by the Borrower, the Administrative Agent, will notify all Lenders, and, if applicable, the other banks or financial institutions, of such offer.

         (c) Any Lender which accepts an offer to it by the Borrower to increase its Revolving Credit Commitment pursuant to this Section shall, in each case, execute a Revolving Credit Commitment Increase Supplement with the Borrower and the Administrative Agent, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment as so increased.

         (d) Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased Revolving Credit Commitments and which elects to become a party to this Agreement and provide a Revolving Credit Commitment in an amount so offered and accepted by it pursuant to this Section shall execute a New Lender Supplement with the Borrower and the Administrative Agent, whereupon such bank, financial institution or other entity shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that the Revolving Credit Commitment of any such new Lender shall be in an amount not less than $5,000,000.

         (e) Notwithstanding anything to the contrary in this Section, (i) in no event shall any transaction effected pursuant to this Section cause the aggregate Revolving Credit Commitments to exceed $180,000,000, and (ii) no Lender shall have any obligation to increase its Revolving Credit Commitment unless it agrees to do so in its sole discretion.

         2.9      Optional Prepayments.

                  The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

         2.10     Mandatory Prepayments and Revolving Credit Commitment
Reductions.

         (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be incurred by the Borrower or any of its Restricted Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans and the reduction of Revolving Credit Commitments as set forth in Section 2.10(e).

         (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(e); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $2,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(e).

         (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending July 1, 2000, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 50% of such Excess Cash Flow toward the prepayment of the Term Loans (but not toward reduction of the Revolving Credit Commitments) as set forth in Section 2.10(e). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

         (d) If, at any time, the Aggregate Funded Exposure exceeds the Borrowing Base then in effect, the Borrower shall, without notice or demand, immediately repay first, the Revolving Credit Loans (without any reduction in Revolving Credit Commitments) and, second, the Term Loans, in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment. To the extent that after giving effect to any prepayment of the Revolving Credit Loans or Term Loans, as the case may be, required by the preceding sentence, the Aggregate Funded Exposure exceeds the Borrowing Base (because L/C Obligations constitute a portion of the Aggregate Funded Exposure) the Borrower shall, without notice or demand, immediately deposit in a cash collateral account with an Issuing Lender identified by the Administrative Agent, having terms and conditions satisfactory to the Administrative Agent, as collateral security for the liability of the Issuing Lender (whether direct or contingent) under any Letters of Credit then outstanding, an aggregate amount equal to the amount by which the Aggregate Funded Exposure exceeds the Borrowing Base.

         (e) Amounts to be applied in connection with Loan prepayments and Revolving Credit Commitment reductions made pursuant to paragraphs (a), (b) and
(c) of this Section shall be applied first, to the prepayment of the Term Loans, and, second, to reduce permanently the Revolving Credit Commitments; provided, that the Excess Cash Flow amounts described in Section 2.10(c) shall not reduce the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash and/or Cash Equivalents in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section shall be made first to Base Rate Loans and second to Eurodollar Loans. Each prepayment of the Loans under this Section (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

         (f) If, at any time during the Revolving Credit Commitment Period, by reason of a change in currency exchange rates, the amount of the Total Revolving Extensions of Credit exceeds the aggregate amount of the Revolving Credit Commitments of all Lenders, the Borrower shall, upon learning thereof or upon the request of the Administrative Agent, immediately prepay the Revolving Credit Loans by an amount at least equal to the amount of such excess. For purposes of this paragraph, the Administrative Agent, in cooperation with the relevant Issuing Lenders, will calculate the amount of L/C Obligations outstanding no less frequently than once per calendar month.

         (g) If, at any time during the Revolving Credit Commitment Period the amount of the Total Revolving Extension of Credit exceeds the Total Revolving Credit Commitments minus the amount of Consolidated Total Debt at such time attributable to Permitted Receivables Securitizations, the Borrower shall immediately prepay Revolving Credit Loans (without any reduction of Revolving Credit Commitments) by the amount of such excess. For purposes of this paragraph, the Administrative Agent, in cooperation with the relevant Issuing Lenders, will calculate the amount of L/C Obligations outstanding no less frequently than once per calendar month.

         2.11     Conversion and Continuation Options.

         (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         2.12     Minimum Amounts and Maximum Number of Eurodollar Tranches.

                  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

         2.13     Interest Rates and Payment Dates.

         (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.14     Computation of Interest and Fees.

         (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

         2.15     Inability to Determine Interest Rate.

                  If prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

         (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period,

         (c) the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

         2.16     Pro Rata Treatment and Payments.

         (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Loans, each payment in respect of fees payable hereunder, and each payment in respect of Reimbursement Obligations, shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

         (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of such Term Loans then due and owing to the Term Loan Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the then remaining principal amount thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

         (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

         (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, within two Business Days of the Administrative Agent's demand, from the Borrower.

         (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

         2.17     Requirements of Law.

         (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender or the Issuing Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (A) shall subject any Lender or Issuing Lender to any
                  tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or Issuing Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax on the overall net income of such Lender or Issuing Lender);

                           (B) shall impose, modify or hold applicable any
                  reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans, letters of credit or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Issuing Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (C) shall impose on such Lender or Issuing Lender any
                  other condition;

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender, by an amount which such Lender or Issuing Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender or Issuing Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or Issuing Lender or any corporation controlling such Lender or Issuing Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or Issuing Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or Issuing Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender for such reduction.

         (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender or Issuing Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.18     Taxes.

         (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.18(a).

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

         (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         2.19     Indemnity.

         The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.20     Illegality.

                  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.

         2.21     Change of Lending Office.

                  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or 2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(a) or 2.20.

                          SECTION 3. LETTERS OF CREDIT

         3.1      L/C Commitment.

         (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower (or Toastmaster, as provided in Section 3.9) on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the Aggregate Funded Exposure would exceed the Borrowing Base then in effect, (ii) the L/C Obligations would exceed the L/C Commitment or (iii) the aggregate amount of the Available Revolving Credit Commitments, minus the amount of Consolidated Total Debt at such time attributable to Permitted Receivables Securitizations, would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars or any Available Foreign Currency (provided that the U.S. Dollar Equivalent of all L/C Obligations denominated in Available Foreign Currency shall not exceed, in the aggregate, $10,000,000) and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and
(y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date which is five Business Days prior to the Revolving Credit Termination Date.

         (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

         (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         (d) Each of the letters of credit identified on Schedules 3.1(d)-1 hereto (each, an "Existing LaSalle Letter of Credit") shall be deemed to be a Letter of Credit hereunder for all purposes, and LaSalle Bank National Association shall be deemed to be the Issuing Lender in respect of such Letter of Credit. Each of the letters of credit identified on Schedule 3.1(d)-2 hereto (each, an "Existing Fleet Letter of Credit") shall be deemed to be a Letter of Credit hereunder for all purposes and Fleet National Bank shall be deemed to be the Issuing Lender in respect of each such Letter of Credit.

         3.2      Procedure for Issuance of Letter of Credit.

                  The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender and the Administrative Agent at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. The Administrative Agent shall provide the Issuing Lender with a notice as to whether the Borrower has satisfied the conditions precedent hereunder to the issuance of a Letter of Credit and a calculation of availability under Section 3.1 as a condition to the Issuing Lender's obligation to issue a Letter of Credit hereunder. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative

Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

         3.3      Fees and Other Charges.

         (a) The Borrower will pay to the Administrative Agent a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee, in an amount agreed upon by the Borrower and the Issuing Bank, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

         (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses (as agreed upon by the Borrower and the Issuing Lender) as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.


         3.4      L/C Participations.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage (a calculation of which shall be provided by the Administrative Agent) of the amount of such draft, or any part thereof, which is not so reimbursed. Any demand by the Issuing Lender may be made through the Administrative Agent.

         (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of such amount, times the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business

Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         3.5      Reimbursement Obligation of the Borrower.

         (a) The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.13(b) and (ii) thereafter, Section 2.13(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

         (b) The obligation of the Borrower to reimburse the Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Credit Loans made by L/C Participants pursuant to Section 3.5 and the obligations of L/C Participants under Section 3.4 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which the Borrower or any L/C Participant may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Lender, any L/C Participant or any other Person or, in the case of a L/C Participant, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that such draft or other document appeared on its face to comply with the requirements of the Letter of Credit under which it was presented; (iv) payment by Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit, provided that such draft or other document appeared on its face to comply with the requirements of the Letter of Credit under which it was presented; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries; (vi) any breach hereof or any other Loan Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided that such draft or other document appeared on its face to comply with the requirements of the Letter of Credit under which it was presented; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case described in the foregoing clause (i) through (vii), that payment by the Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of the Issuing Lender under the circumstances in question (as determined by a final judgment of court of competent jurisdiction).

         (c) In addition to amounts payable as provided herein, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by the Issuing Lender, other than as a result of (1) the gross negligence or willful misconduct of the Issuing Lender as determined by a final judgment of a court of competent jurisdiction, or (2) the wrongful dishonor by the Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of the Issuing Lender to honor a drawing under any such Letter of Credit as a result of any governmental act.

         3.6      Obligations Absolute.

                  The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York and/or the Uniform Customs, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

        3.7       Letter of Credit Payments.

                  If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in accordance with the terms and conditions of such Letter of Credit in conformity with such Letter of Credit.

         3.8      Applications.

                  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

         3.9      Toastmaster or Sonex as Additional Account Parties.

                  Notwithstanding any other provision of this Agreement, the Borrower may cause Toastmaster or Sonex International Corporation ("Sonex") to execute and deliver Applications to an Issuing Lender and to request such Issuing Lender to issue Letters of Credit for the account of Toastmaster (each such Letter of Credit, a "Subsidiary Letter of Credit"). In respect of each Subsidiary Letter of Credit and the Application related thereto, Toastmaster, Sonex and the Issuing Lender shall have all rights, duties, obligations and liabilities under this Agreement, and under applicable law, as the Borrower and the relevant Issuing Lender, respectively, have in respect of Letters of Credit issued for the Borrower's account and the related Applications. The Borrower hereby irrevocably and unconditionally guarantees, as primary obligor, the complete and timely performance by Toastmaster and Sonex of all its indebtedness, liabilities and obligations in respect of each Subsidiary Letter of Credit and the related Application, and all such indebtedness, liabilities and obligations shall be deemed to be a part of the Obligations secured and guaranteed pursuant to the Security Documents. Each Subsidiary Letter of Credit shall constitute a Letter of Credit for all purposes of this Agreement and the other Loan Documents.

         3.10     Letters of Credit Denominated in Available Foreign Currencies.

                  Notwithstanding any other provision of this Section 3, in the event that any Letter of Credit is denominated in any Available Foreign Currency, the amount of the Reimbursement Obligation of the Borrower pursuant to
Section 3.5 in respect of such Letter of Credit shall bear interest as provided in Section 3.5 with respect to amounts owing in Dollars; provided, that (i) the interest rate on such amounts shall be the rate reasonably determined by the relevant Issuing Lender to be the equivalent rates, in respect of the relevant Available Foreign Currency, as the applicable rates provided in Section 3.5 with respect to amounts denominated in Dollars and (ii) if the Borrower fails to pay any such Reimbursement Obligation required by Section 3.5 on or prior to the third Business Day following the date of the drawing to which such Reimbursement Obligation relates, then, on the fourth Business Day following such date of drawing, the relevant Issuing Lender, in cooperation with the Administrative Agent, shall determine the U.S. Dollar Equivalent of the amount of such Reimbursement Obligation, and the Borrower's obligation in respect of such Reimbursement Obligation shall be converted to such U.S. Dollar Equivalent, with interest thereon as provided in Section 3.5 (provided, that if the Application in respect of such Letter of Credit provides for conversion of such amount into Dollars on any earlier date or at any other conversion rate, the provisions of such Application shall control with respect to such conversion).

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that as of the Third Amendment and Restatement Effective Date:

         4.1      Financial Condition.

                  The audited consolidated balance sheets of the Borrower as at June 27, 1998 , June 26, 1999 and July 1, 2000 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche, present fairly the consolidated financial condition of the Borrower as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Except as set forth on Schedule 4.1, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this paragraph. During the period from July 1, 2000 to and including the date hereof there has been no Disposition by the Borrower of any material part of its business or Property.

         4.2      No Change.

                  With respect to the Borrower and its Subsidiaries, since July 1, 2000 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         4.3      Corporate Existence; Compliance with Law.

                  Each of the Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.4      Corporate Power; Authorization; Enforceable Obligations.

                  Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in
Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5      No Legal Bar.

                  The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         4.6      No Material Litigation.

                  Set forth in Schedule 4.6 is a description of certain litigation to which the Borrower is a party. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (including the litigation described on Schedule 4.6) (a) with respect to any of the Loan

Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

         4.7      No Default.

                  Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.8      Ownership of Property; Liens.

                  Each of the Borrower and its Restricted Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.
Schedule 6.9(b) lists all parcels of real property owned in fee by the Borrower or any Subsidiary (together with improvements thereon).

         4.9      Intellectual Property.

                  Except as set forth on Schedule 4.9, the Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim, and the use of Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person in any material respect.

         4.10     Taxes.

                  Except as set forth on Schedule 4.10, each of the Borrower and each of its Restricted Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Restricted Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         4.11     Federal Regulations.

                  No part of the proceeds of any Loans will be used for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form FR U-1 or FR G-3, as applicable referred to in Regulation U.

         4.12     Labor Matters.

                  There are no strikes or other labor disputes against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Restricted Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Restricted Subsidiary.

         4.13     ERISA.

                  Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         4.14     Investment Company Act; Other Regulations.

                  No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

         4.15     Subsidiaries.

                  The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrower at the date hereof. The aggregate book value of all assets of the Subsidiaries of Toastmaster does not exceed $5,000,000.

         4.16     Use of Proceeds.

                  The proceeds of the Term Loans will be used to repay term loans outstanding under the Existing Credit Agreement on the Third Amendment and Restatement Effective Date and for general corporate purposes. The proceeds of the Revolving Credit Loans and the Letters of Credit have been used and shall be used to finance working capital needs, including inventory, and for general corporate purposes, including any Permitted Acquisition made in the ordinary course of business.

         4.17     Environmental Matters.

                  Except to the extent that the failure of the following statements, either individually or in the aggregate, to be correct could not reasonably be expected to have a Material Adverse Effect;

         (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

         (b) Properties and all operations at the Properties are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof. Neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

         (c) Neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

         (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         4.18     Accuracy of Information, etc.

                  No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum, or any other document, certificate or statement that has been prepared by or under the direction of any Loan Party and made available to the Administrative Agent or the Lenders or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum, or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

         4.19     Security Documents.

                  The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, stock certificates representing such Pledged Stock having been delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, financing statements in appropriate form having been filed in the offices specified on
Schedule 4.19, the Guarantee and Collateral Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person, subject to the Lien permitted by Section 7.3(k).

         4.20     Solvency.

                  Each Loan Party is, and after giving effect to the acquisition described in the Acquisition Agreements and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

         4.21     Senior Indebtedness.

                  The Obligations constitute "Senior Debt" of the Borrower and its Subsidiaries, as such term is defined in the Seller Note and the Senior Subordinated Note Indenture, and "Senior Indebtedness" of the Borrower and its Subsidiaries, as such term is defined in the Foreman Subordination Agreement.

         4.22     Representations and Warranties in Existing Credit Agreement.

                  The representations and warranties contained in Section 4 of the Existing Credit Agreement were true and correct in all material respects on and as of the dates when made pursuant to the Existing Credit Agreement.

                        SECTION 5. CONDITIONS PRECEDENT

         5.1      Conditions to Initial Extension of Credit.

                  The occurrence of the Third Amendment and Restatement Effective Date, and the agreement of each Lender to make the initial extension of credit requested to be made by such Lender on the Third Amendment and Restatement Effective Date, are subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Third Amendment and Restatement Effective Date, of the following conditions precedent:

         (a)      Loan Documents. The Administrative Agent shall have received
(i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (iii) a Lender Addendum executed by each Lender and (iv) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

         (b) Repayment of Existing Term Loans. All principal, accrued and unpaid interest and prepayment fees in respect of the term loans outstanding under the Existing Credit Agreement shall be paid in full on the Third Amendment and Restatement Effective Date with a portion of the proceeds of the Term Loans.

         (c) Financial Statements. The Lenders shall have received (i) audited consolidated financial statements of the Borrower for the 1999 and 2000 fiscal years, and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its consolidated Subsidiaries as reflected in the financial statements or projections delivered by the Borrower to the Administrative Agent prior to the date hereof.

         (d) Approvals. All governmental and third party approvals necessary, or in the discretion of the Administrative Agent, advisable in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

         (e) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Acquisition Agreements, the Seller Note, the Senior Subordinated Note Indenture, the Certificate of Designation in respect of the Convertible Preferred Stock, and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any other debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

         (f) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Third Amendment and Restatement Effective Date. All such amounts will be paid with proceeds of Loans made on the Third Amendment and Restatement Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Third Amendment and Restatement Effective Date.

         (g) Business Plan. The Lenders shall have received a satisfactory business plan of the Borrower for fiscal years 2001-2005.

         (h) Environmental Affairs. The Administrative Agent shall be satisfied with the environmental affairs of the Borrower and its Subsidiaries.

         (i) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Third Amendment and Restatement Effective Date, substantially in the form of Exhibit D, with appropriate insertions and attachments.

         (j) Borrowing Base Certificate. The Administrative Agent shall have received, a Borrowing Base Certificate, dated the Third Amendment and Restatement Effective Date, substantially in the form of Exhibit D, with appropriate insertions and attachments.

         (k) Legal Opinion. The Administrative Agent shall have received the following executed legal opinion of Sonnenschein Nath & Rosenthal, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit H. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         (l) Pledged Stock; Stock Power; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

         (m) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

         (n) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

         5.2      Conditions to Each Extension of Credit.

                  The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

         (c) Regulations of Board; Forms FR G-3 and FR U-1. If such Loan is a Purpose Credit (as defined in Regulation U), each Lender shall be satisfied that the Regulations of the Board shall not be violated. Each Lender shall have received a duly completed and executed Form FR U-1 or FR G-3, as applicable, of the Board, demonstrating such compliance.

         (d) Borrowing Notice. The Administrative Agent shall have received a Borrowing Notice, duly executed by the Borrower, substantially in the form of Exhibit K.

         (e) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate, certified by a Responsible Officer of the Borrower as reasonable estimates prepared in good faith, setting forth the amount of Eligible Accounts and Eligible Inventory of the Borrower and the Subsidiary Guarantors, in each case, as of the last day of the previous week, attached to which shall be detailed information, including an aging schedule of Accounts.

         (f) Indenture Certification. In the case of the Loans and Revolving Extensions of Credit to be made on the Closing Date, and in the case of any Revolving Extensions of Credit to be made after the Closing Date if after giving effect to such Revolving Extensions of Credit the Total Revolving Extensions of Credit would exceed the Indenture Basket Amount, the Administrative Agent shall have received a certificate of a Responsible Officer to the effect that such Loans or Revolving Extensions of Credit are permitted by the Senior Subordinated Note Indenture to be incurred. For purposes of this paragraph, the "Indenture Basket Amount" shall be $80,000,000 less the aggregate amount of Asset Sale proceeds that has been applied on or prior to the date of such Extensions of Credit to permanently reduce the Revolving Credit Commitments (and the revolving credit commitments under the Existing Credit Agreement and any prior credit agreement in effect at any time after December 16, 1998) as required by Section 4.10 of the Senior Subordinated
Note Indenture.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Restricted Subsidiaries to:

         6.1      Financial Statements.

                  Furnish to the Administrative Agent and each Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated (and, in respect of any such period in which there is an Unrestricted Subsidiary, unaudited consolidating) balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated (and, in respect of any such period in which there is an Unrestricted Subsidiary, unaudited consolidating) statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche or other independent certified public accountants of nationally recognized standing;

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated (and, in respect of any such period in which there is an Unrestricted Subsidiary, unaudited consolidating) balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated (and, in respect of any such period in which there is an Unrestricted Subsidiary, unaudited consolidating) statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

         (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated (and, in respect of any such period in which there is an Unrestricted Subsidiary, unaudited consolidating) balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated (and, in respect of any such period in which there is an Unrestricted Subsidiary, unaudited consolidating) statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.2      Certificates; Other Information.

                  Furnish to the Administrative Agent and each Lender, or, in the case of clause (g), to the relevant Lender:

         (a) concurrently with the delivery of the audited financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such audited financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default arising from a violation of any of the financial ratio covenants or other financial covenants set forth in Section 7, except as specified in such certificate;

         (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by the Borrower and its Restricted Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any material Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Third Amendment and Restatement Effective Date);

         (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

         (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

         (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

         (f) on the last Business Day of each calendar month (and, with respect to each July, August and September, on the Business Day next following the fifteenth calendar day of such month), a Borrowing Base Certificate, certified by a Responsible Officer of the Borrower as reasonable estimates prepared in good faith, setting forth (i) the amount of Eligible Accounts and Eligible Inventory of the Borrower and the Subsidiary Guarantors and (ii) the aggregate amount of cash or Cash Equivalents maintained by the Borrower and the other Loan Parties in their main operating accounts, in each case, as of the last day of the previous week, attached to which shall be detailed information, including an aging schedule of Accounts.

         (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request including such information necessary to demonstrate any Loan Party's compliance with Section 6.10.

         6.3      Payment of Obligations.

                  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Restricted Subsidiaries, as the case may be.

         6.4      Conduct of Business and Maintenance of Existence, etc.

                  (i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.5      Maintenance of Property; Insurance.

         (a) Keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; and

         (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

         6.6      Inspection of Property; Books and Records; Discussions.

                  Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided that the Lenders shall make reasonable efforts to coordinate with each other any visits and discussions hereunder so as not to overly burden the Borrower.

         6.7      Notices.

                  Promptly give notice to the Administrative Agent and each Lender of:

         (a)      the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in a material manner in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

         (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

         (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

         6.8      Environmental Laws.

         (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

         6.9      Additional Collateral, etc.

         (a) With respect to any Property acquired after the Third Amendment and Restatement Effective Date by the Borrower or any of its Restricted Subsidiaries (other than (x) any Property described in paragraph (b),
(c) or (d) below and (y) any Property subject to a Lien expressly permitted by
Section 7.3(g)) or 7.3(l) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

         (b)      With respect to:

                           (A) any fee interest in any real property having a
                  value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by the Borrower or any of its Restricted Subsidiaries (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)),

                           (B) any Property designated on Schedule 6.9(b) which
                  is not disposed of within 60 days after the Third Amendment and Restatement Effective Date,

then, promptly after the acquisition thereof (in the case of properties described in the foregoing clause (A)), within 60 days after the Third Amendment and Restatement Effective Date (in the case of properties described in the foregoing clause (B)), the Borrower will (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent (iii) a Standard Flood Hazard Determination Form issued or certified by a Person satisfactory to Administrative Agent for such real property that is located on real estate covered by a Mortgage and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent (A) legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and (B) a satisfactory environmental audit with respect to such property. Further, in the event such Standard Flood Hazard Determination Form evidences that the subject structure or improvement is located in a special flood hazard, as defined by FEMA, the Borrower shall deliver to the Administrative Agent and the Lenders evidence of appropriate flood insurance in amounts and under such conditions as identified in Section 6.2(b). At its own cost and expense, the Borrower shall obtain and maintain during the term of this Agreement minimum flood insurance as required by FEMA or any other government agency or when required by federal, state or local law, statute, regulation or ordinance and as may be required by the Agent and the Lenders.

         (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary, and other than any Subsidiary formed solely for purposes of consummating a Permitted Receivables Securitization) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Borrower or any of its Restricted Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Restricted Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary, if it is a Restricted Subsidiary, (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Restricted Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Restricted Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         6.10     Further Assurances.

                  In the case of the Borrower, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                         SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

         7.1      Financial Condition Covenants.

         (a) Net Average Total Debt Ratio. Permit the Net Average Total Debt Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth opposite such fiscal quarter:

                  FISCAL QUARTER                               RATIO

                  FQ1 2001 through FQ4 2001                  2.75 to 1

                  FQ1 2002 through FQ2 2002                  2.50 to 1

                  FQ3 2002 through FQ2 2004                  2.25 to 1


         (b) Net Average Senior Debt Ratio. Permit the Net Average Senior Debt Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 1.25 to 1.00.

         (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower to be less than 4.00 to 1.00.

(d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter:

                  FISCAL QUARTER                               RATIO

                  FQ1 2001 through FQ2 2001                  1.10 to 1

                  FQ3 2001                                   1.20 to 1

                  FQ4 2001 through FQ2 2004                  1.30 to 1

         7.2      Limitation on Indebtedness.

                  Create, incur, assume or suffer to exist any Indebtedness, except:

         (a)      Indebtedness of any Loan Party pursuant to any Loan Document;

         (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary; provided that any such Indebtedness of the Borrower or any Subsidiary Guarantor to any Subsidiary which is not a Subsidiary Guarantor shall be subordinated, in a manner satisfactory to the Administrative Agent, to the Obligations and any other obligations of the Borrower or such Subsidiary Guarantor hereunder and under the other Loan Documents;

         (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding;

         (d)      Indebtedness outstanding on the date hereof and listed on
Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

         (e) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor;

         (f) Indebtedness of the Borrower in respect of the Senior Subordinated Notes and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes;

         (g)      Indebtedness of the Borrower in respect of the Seller Note;

         (h) Indebtedness of the Borrower in accordance with the terms described in the Foreman Acquisition Agreement, the Perlmutter Acquisition Agreement and the Srednick Acquisition Agreement, in each case in connection with the acquisition permitted under Section 7.8(i); provided that (i) the Indebtedness of the Borrower in connection with the Foreman Acquisition Agreement shall be subordinated in accordance with the terms of the Foreman Subordination Agreement and (ii) the Indebtedness of the Borrower in connection with the Perlmutter Acquisition Agreement and the Srednick Acquisition Agreement shall be subordinated on terms reasonably satisfactory to the Administrative Agent;

         (i) Indebtedness of the Borrower or any of its Subsidiaries pursuant to any Permitted Receivables Securitization;

         (j) Indebtedness of the Borrower or any of its Subsidiaries assumed or acquired in connection with any Permitted Acquisition which Indebtedness is outstanding on the date of such Permitted Acquisition and is not created in contemplation thereof in an aggregate principal amount not exceeding $15,000,000 at any one time outstanding; and

         (k) Indebtedness of the Borrower pursuant to Seller Subordinated Debt in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

         7.3      Limitation on Liens.

                  Create, incur, assume or suffer to exist any Lien upon any of its Property (other than any Restricted Margin Stock), whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

         (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Third Amendment and Restatement Effective Date and that the amount of Indebtedness secured thereby is not increased;

         (g) Liens securing Indebtedness of the Borrower or any other Restricted Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the purchase price of such Property does not exceed 125% of the amount of Indebtedness secured thereby.

         (h)      Liens created pursuant to the Security Documents;

         (i) Liens created by precautionary filings of financing statements in respect of equipment leased by the Borrower or its Restricted Subsidiaries in the ordinary course of business;

         (j) any interest or title of a lessor under any lease entered into by the Borrower or any other Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased;

         (k) the Lien created pursuant to the Foreman Security Agreement, provided that such Lien does not at any time encumber any Property other than the Property described in Section 4 of the Foreman Security Agreement as of the Third Amendment and Restatement Effective Date;

         (l) Liens created pursuant to and in accordance with any Permitted Receivables Securitization, encumbering Accounts which are the subject of such Permitted Receivables Securitization and the Capital Stock of any special purpose subsidiary created in connection therewith; and

         (m) Liens on Property of a Person acquired in any Permitted Acquisition otherwise permitted hereunder, provided, that such Liens are existing on the date of such Permitted Acquisition, are not created in contemplation thereof, and do not spread to cover any other assets of the Borrower or its Subsidiaries following such Permitted Acquisition.

         7.4      Limitation on Fundamental Changes.

                  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

         (a) any Restricted Subsidiary may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation); and

         (b) any Restricted Subsidiary may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor.

         7.5      Limitation on Disposition of Property.

                  Dispose of any of its Property (including, without limitation, receivables and leasehold interests, but excluding Restricted Margin Stock), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Restricted Subsidiary's Capital Stock to any Person, except:

         (a) the Disposition of obsolete or worn out property in the ordinary course of business;

         (b)      the sale of inventory in the ordinary course of business;

         (c)      Dispositions permitted by Section 7.4(b);

         (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

         (e) the Disposition of other assets having a fair market value not to exceed $500,000 in the aggregate during the term of this Agreement;

         (f) any Asset Sale or Recovery Event, provided that the requirements of Section 2.10(b) are complied with in connection therewith;

         (g) the sale or discount without recourse of accounts receivable arising in the ordinary course of business of the Borrower or its Subsidiaries in connection with the compromise or collection thereof in respect of obligors the Borrower reasonably believes is not likely to pay all of substantially all of its obligation; provided that the Borrower and its Subsidiaries shall not sell or discount accounts receivable with an original stated amount of more than $5,000,000 in any fiscal year;

         (h)      the Disposition of Toastmaster facilities as set forth on
Schedule 6.9(b) and Property related thereto located in Missouri as well as the Disposition of any of its personal property relating to, and including, but not limited to, machinery, tooling and equipment, the facilities at Macon, MO and Laurinburg, NC; and

         (i) the sale, transfer, or discount of Accounts in a Permitted Receivables Securitization.

         7.6      Limitation on Restricted Payments.

                  Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend on), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor and (b) so long as no Default or Event of Default shall be continuing or would exist following such repurchase, the Borrower may repurchase its Capital Stock in an aggregate amount not to exceed $50,000,000.

         7.7      Limitation on Capital Expenditures.

                  Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Restricted Subsidiaries in the ordinary course of business not exceeding in any fiscal year an amount equal to 2.00% of the amount of net sales of the Borrower and its Restricted Subsidiaries for such fiscal year, determined in accordance with GAAP and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

         7.8      Limitation on Investments.

                  Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

         (a)      extensions of trade credit in the ordinary course of business;

         (b)      investments in Cash Equivalents;

         (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

         (d) loans and advances to employees of the Borrower or any Restricted Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and Restricted Subsidiaries of the Borrower not to exceed $100,000 at any one time outstanding;

         (e) Investments existing on the Third Amendment and Restatement Effective Date;

         (f) Investments in assets useful in the Borrower's business made by the Borrower or any of its Restricted Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

         (g)      Permitted Acquisitions;

         (h) Investments in joint ventures and in minority interests in other Persons, in an aggregate amount not exceeding $5,000,000, provided, that the Person or joint venture in which such Investment is made shall be in the same or a similar line of business, including the housewares business, as the Borrower and its Subsidiaries;

         (i) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrower or any of its Restricted Subsidiaries in the Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor; and

         (j) any Investment by the Borrower and its Subsidiaries which, in the judgment of the Borrower, is reasonably necessary in connection with, and pursuant to, any Permitted Receivables Securitization.

         7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc.

                  Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Senior Subordinated Notes, the Seller Note, any Seller Subordinated Debt or the obligations of the Borrower under any of the Acquisition Agreements,
(b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Foreman Subordination Agreement, the Acquisition Agreements (or any subordination provisions related thereto), the Senior Subordinated Notes, any Seller Subordinated Debt or the Seller Note (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee), (c) designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" (or any equivalent designation) for the purposes of the Senior Subordinated Note Indenture or (d) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders.

         7.10     Limitation on Transactions with Affiliates.

                  Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is
(a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Restricted Subsidiary, as the case may be, and
(c) upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, that the Borrower may pay customary director's fees to members of its Board of Directors.

         7.11     Limitation on Sales and Leasebacks.

                  Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary.

         7.12     Limitation on Changes in Fiscal Periods.

                  Permit the fiscal year of the Borrower to end on a day other than the Saturday closest to June 30 or change the Borrower's method of determining fiscal quarters.

         7.13     Limitation on Negative Pledge Clauses.

                  Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby or agreements in connection with any Permitted Receivables Securitization (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

         7.14     Limitation on Restrictions on Subsidiary Distributions.

                  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Restricted Subsidiary, (b) make Investments in the Borrower or any other Restricted Subsidiary or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

         7.15     Limitation on Lines of Business.

                  Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Borrower and its Restricted Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

         (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

         (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a), Section 7 or Section 5 of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

         (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

         (e) The Borrower or any of its Restricted Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition (other than a Margin Stock Restriction) relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i),
(ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1,000,000; or

         (f) (i) The Borrower or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

         (h) One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

         (i) Any of the Security Documents shall cease, for any reason (other than the fault of the Administrative Agent or the Lenders), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease, for any reason (other than the fault of the Administrative Agent or the Lenders), to be enforceable and of the same effect and priority purported to be created thereby; or

         (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

         (k) (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors and members of executive management of the Borrower, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of the Borrower; (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (iii) a Specified Change of Control shall occur; or

         (l) (i) The Seller Note shall cease, for any reason, to be validly subordinated to the Obligations or (ii) the Senior Subordinated Notes or any guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes; or

         (m) The Borrower shall default in the observance or performance of any agreement contained in the Foreman Acquisition Agreement, the Foreman Subordination Agreement, the Foreman Security Agreement, the Perlmutter Acquisition Agreement or the Srednick Acquisition Agreement, or any of the Foreman Acquisition Agreement, the Foreman Security Agreement, the Foreman Subordination Agreement, the Perlmutter Acquisition Agreement or the Srednick Acquisition Agreement shall be amended, supplemented or otherwise modified without the written consent of the Administrative Agent.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate, and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Issuing Lender an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Issuing Lender to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                      SECTION 9. THE ADMINISTRATIVE AGENT

         9.1      Appointment.

                  Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         9.2      Delegation of Duties.

                  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         9.3      Exculpatory Provisions.

                  Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         9.4      Reliance by Administrative Agent.

                  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         9.5      Notice of Default.

                  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders and the Issuing Lender or Issuing Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.6      Non-Reliance on Administrative Agent and Other Lenders.

                  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7      Indemnification.

                  The Lenders agree to indemnify the Administrative Agent in its capacity as such and each Issuing Lender in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages, or Revolving Credit Commitments in the case of each Issuing Lender, immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

         9.8      Administrative Agent in Its Individual Capacity.

                  The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent was not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         9.9      Successor Administrative Agent.

                  The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         9.10     Authorization to Release Liens.

                  The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

         9.11     The Arranger; the Documentation Agent.

                  The Arranger and the Documentation Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

         9.12 Release of Liens in Connection with Permitted Receivables Securitization.

                  In connection with a Permitted Receivables Securitization, the Borrower may deliver to the Administrative Agent a written request for release identifying the relevant Accounts and the terms of such Permitted Receivables Securitization in reasonable detail together with a certification by the Borrower stating that such transaction is in compliance with the Agreement. The Administrative Agent shall promptly execute and deliver to the Borrower (at the sole cost and expense of the Borrower) all releases and other documents (including, without limitation, Uniform Commercial Code partial release statements) necessary or reasonably desirable for the release of the Liens created by the Guarantee and Collateral Agreement on such Accounts as the Borrower may reasonably request. Each of the Lenders hereby authorizes the Administrative Agent to deliver such releases or other documents.

                           SECTION 10. MISCELLANEOUS

         10.1     Amendments and Waivers.

                  Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate or amount of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in

Section 5.2 (including, without limitation, in connection with any waiver of an existing Default or Event of Default) without the consent of the Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9 without the consent of the Administrative Agent; (vi) amend, modify or waive any provision of Section 2.16(a), (b) or (c) without the consent of each Lender directly affected thereby; (vii) amend, modify or waive any provision of Section 3, Section 9.6 (or any other term hereof affecting the obligations or rights of any Issuing Lender), without the consent of such Issuing Lender, (viii) change any Advance Rate without the written consent of Lenders whose Aggregate Exposure Percentages constitute at least 66 2/3% or (ix) amend, modify or waive any provision of Section 2.9 or 2.10 without the consent of the Required Prepayment Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

         10.2     Notices.

                  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or ten Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Administrative Agent, as follows and (b) in the case of any Lender, as set forth in Schedule 1 to the Lender Addendum, delivered by such Lender, or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance; or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

                  The Borrower:                  Salton, Inc.
                                                 550 Business Center Drive
                                                 Mt. Prospect, Illinois 60056
                                                 Attention:  William Rue
                                                 Telecopy:  (847) 803-8080
                                                 Telephone:  (847) 803-4600 x220


                  The Syndication Agent:         Firstar Bank, N.A.
                                                 425 Walnut Street
                                                 Cincinnati, Ohio 45201
                                                 Attention:  Edward Cheney

                                                 Telecopy:  312-641-0494
                                                 Telephone:  312-696-1474


                  The Administrative Agent:      Lehman Commercial Paper Inc.
                                                 3 World Financial Center
                                                 New York, New York 10285
                                                 Attention:  Andrew Keith
                                                 Telecopy:  (212) 526-0242
                                                 Telephone:  (212) 526-4095


provided that any notice, request or demand to or upon the Administrative Agent or any Lender shall not be effective until received.

         10.3     No Waiver; Cumulative Remedies.

                  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4     Survival of Representations and Warranties.

                  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

         10.5     Payment of Expenses.

                  The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender, the Issuing Lender, the Administrative Agent and the Arranger for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, the Issuing Lender, and the Arranger, (c) to pay, indemnify, and hold each Lender, the Issuing Lender, and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent, the Issuing Lender and the Arranger and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

         10.6     Successors and Assigns; Participations and Assignments.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Syndication Agents, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

         (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower, the Issuing Lender (in the case of assignments of Revolving Credit Commitments only) and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed) (provided
(x) that no such consent of the Borrower or the Administrative Agent need be obtained by Lehman Commercial Paper Inc. for a period of 180 days following the Third Amendment and Restatement Effective Date and (y) the consent of the Borrower need not be obtained with respect to any assignment of funded Term Loans), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent or the Issuing Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $4,000,000 and result in the Assignor having aggregate Commitments of less than $4,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), in each case unless otherwise agreed by the Borrower, and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

         (d) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to entries relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Note, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Note, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Third Amendment and Restatement Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby.

         (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         10.7     Adjustments; Set-off.

         (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. (b) In addition to any rights and remedies of the Lenders provided by law, each Lender and the Issuing Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         10.8     Counterparts.

                  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         10.9     Severability.

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10    Integration.

                  This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         10.11    GOVERNING LAW.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10.12    Submission To Jurisdiction; Waivers.

                  The Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         10.13    Acknowledgments.

                  The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

         10.14    Confidentiality.

                  Each of the Administrative Agent and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which agrees to comply with the provisions of this Section, (c) any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over it, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or
(j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.14).

         10.15    Accounting Charges.

                  In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

         10.16    Restricted Subsidiaries.

                  On the Third Amendment and Restatement Effective Date, all Subsidiaries shall be Restricted Subsidiaries. The Borrower may, at any time, designate Salton Hong Kong as an Unrestricted Subsidiary if, after giving pro forma effect to such designation (as if such designation had occurred on the first day of each relevant fiscal period for purposes of calculating compliance with financial covenants in Section 7), (i) the Borrower would have been in pro forma compliance with the covenants in this Agreement if such designation had occurred on the first day of four consecutive fiscal quarters most recently ended and (ii) no Default or Event of Default shall be in existence.

         10.17    WAIVERS OF JURY TRIAL.

                  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         10.18    Delivery of Lender Addenda.

                  Each Lender that becomes a party to this Agreement on the Third Amendment and Restatement Effective Date will become such a party by delivering to the Administrative Agent and the Borrower a Lender Addendum duly executed by such Lender, the Borrower, and the Administrative Agent. Each Lender Addendum is deemed incorporated herein by this reference.

         10.19 Effect of Amendment and Restatement of the Existing Credit Agreement.

         (a) On the Third Amendment and Restatement Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (i) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Amendment and Restatement Effective Date; (ii) such "Obligations" are in all respects continuing (as amended and restated hereby); (iii) the Liens and security interests as granted under the Security Documents securing payment of such "Obligations" are in all respects continuing and in full force and effect; (iv) references in the Security Documents to the "Credit Agreement" shall be deemed to be references to this Agreement, and to the extent necessary to effect the foregoing, each such Security Document is hereby deemed amended accordingly; and (v) the participating interest of each Revolving Credit Lender in the Letters of Credit and the L/C Obligations shall be such Revolving Credit Lender's

Revolving Credit Percentage (after giving effect to the amendments to the Existing Credit Agreement effected hereby) of such amounts.

         (b) On, or as soon as practicable after, the Third Amendment and Restatement Effective Date, the Borrower shall make such borrowings and repayments of Revolving Credit Loans (to the extent it can do so without incurring any "breakage costs" pursuant to Section 2.19) such that, after giving effect thereto, the amount of the Revolving Extensions of Credit of each Revolving Credit Lender will equal such Revolving Credit Lender's Revolving Credit Percentage of the Total Revolving Extensions of Credit, and all borrowings and payments in respect of Revolving Credit Loans following the Third Amendment and Restatement Effective Date shall be applied consistently with the foregoing. To permit the borrowings and repayments described in the preceding sentence to occur, the provisions of Section 2.16 shall be inapplicable thereto.

         10.20    Effectiveness of Revolving Credit Commitment Increases.

                  On, or as soon as practicable after, the date of any increase in any Lender's Revolving Credit Commitment pursuant to a Revolving Credit Commitment Increase Supplement or of any new Revolving Credit Commitment pursuant to a New Lender Supplement, the Borrower shall make such borrowings and repayments of Revolving Credit Loans (to the extent it can do so without incurring any "breakage costs" pursuant to Section 2.19) such that, after giving effect thereto, the amount of the Revolving Extensions of Credit of each Revolving Credit Lender will equal such Revolving Credit Lender's Revolving Credit Percentage of the Total Revolving Extensions of Credit, and all borrowings and payments in respect of Revolving Credit Loans following the date of such increase in a Lender's Revolving Credit Commitment or of such new Revolving Credit Commitment, as the case may be, shall be applied consistently with the foregoing. To permit the borrowings and repayments described in the preceding sentence to occur, the provisions of Section 2.16 shall be inapplicable hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                           SALTON, INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           LEHMAN BROTHERS INC., as Arranger


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                            LEHMAN COMMERCIAL PAPER INC., as
                                            Administrative Agent


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           FLEET NATIONAL BANK, as an Issuing
                                           Lender and as Documentation Agent


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                        FIRSTAR BANK, N.A., as Syndication Agent


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                           LASALLE BANK NATIONAL
                                           ASSOCIATION, as an Issuing Lender


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title: